UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2008

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 21, 2008, MMC Energy, Inc. (“MMC”) received notice from Bear Energy LP (“Bear Energy”) that pursuant to Section 2.3 of the previously executed Energy Management Agreements, as amended (the “EMAs”) between Bear Energy and MMC Energy North America, LLC, MMC Chula Vista, LLC, MMC Escondido, LLC and MMC Mid-Sun, LLC, all wholly-owned subsidiaries of MMC. Bear Energy’s notice followed discussions between the parties regarding the mutual agreement to terminate the relationship and indicated Bear Energy would terminate the EMAs as of September 30, 2008.

Bear Energy was the exclusive provider of energy management services to MMC’s Chula Vista, Escondido and Mid-Sun facilities.  These services included acting as MMC’s Scheduling Coordinator with the California Independent System Operator and Contract Marketer with Sempra Utilities and its subsidiaries for natural gas distribution through December 31, 2008.

No termination penalties are incurred by MMC or Bear Energy in connection with the termination of the EMAs.

Bear Energy will continue to perform its obligations under the EMAs through September 30, 2008, and will assist MMC with the transitional to a replacement energy manager. MMC is in discussions with potential energy managers and does not foresee any disruption of its business or any material effects on its results of operations or cash flows due to the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2008	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
		Name:	Denis Gagnon
		Title:	Chief Financial Officer